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                                                                Exhibit 23.1













                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-3 and Form S-8 (File No. 33-47552, File No. 333-66035 and File No 333-82211).













ARTHUR ANDERSEN LLP
New York, New York
March 15, 2001